PERSONAL INVESTMENT POLICY
FOR
SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES
SSB Citi Asset Management Group ("SSB Citi") , and those U.S.-registered investment companies advised or managed by SSB Citi that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of SSB Citi and SSB Citi's clients (including the Funds), and between Fund directors or trustees and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All U.S. employees of SSB Citi, including employees who serve as
Fund officers or directors, and all directors or trustees ("directors") of each Fund, are Covered Persons under this policy. Other Covered Persons are described in Section II below.
I.	Statement of Principles - All SSB Citi employees owe
a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions.
Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.
All personal securities transactions by Covered
Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility.
While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered
Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.
Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. Employees must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this policy.
The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.

II.	Applicability - SSB Citi Employees - This policy
applies to all U.S. employees of SSB Citi, including part-time employees. Each employee, including employees who serve as Fund officers or directors,
must comply with all of the provisions of the policy applicable to SSB Citi employees unless otherwise indicated. Certain employees are considered to be
"investment personnel" (i.e., portfolio managers,
traders and research analysts (and each of their assistants)), and as such, are subject to certain additional restrictions outlined in the policy. All
other employees of SSB Citi are considered to be
"advisory personnel."
Generally, temporary personnel and consultants
working in any SSB Citi business are subject to the
same provisions of the policy as full-time employees,
and their adherence to specific requirements will be addressed on a case-by-case basis.
The personal investment policies, procedures and
restrictions referred to herein also apply to an
employee's spouse and minor children. The policies
also apply to any other account over which the
employee is deemed to have beneficial ownership. This includes: accounts of any immediate family members sharing the same household as the employee; accounts
of persons or other third parties for whom the
employee exercises investment discretion or gives
investment advice; a legal vehicle in which the
employee has a direct or indirect beneficial interest
and has power over investment decisions; accounts for
the benefit of a third party (e.g., a charity) which
may be directed by the employee (other than in the
capacity of an employee); and any account over which
the employee may be deemed to have control. For a
more detailed description of beneficial ownership,
see Exhibit A attached hereto.
These policies place certain restrictions on the
ability of an employee to purchase or sell securities
that are being or have been purchased or sold by an
SSB Citi managed fund or client account.  The
restrictions also apply to securities that are
"related" to a security being purchased or sold by an
SSB Citi managed fund or client account. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or
an indexed instrument).
Fund Directors - This policy applies to all directors
of Funds that have adopted this policy. The personal investment policies, procedures and restrictions that specifically apply to Fund directors apply to all accounts and securities in which the director has
direct or indirect beneficial ownership.  See Exhibit
A attached hereto for a more detailed description of
beneficial ownership.
Securities are defined as stocks, notes, bonds,
closed-end mutual funds, debentures, and other
evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments
such as options, warrants and indexed instruments,
or, in general, any interest or instrument commonly
known as a "security."
III.	Enforcement - It is the responsibility of each
Covered Person to act in accordance with a high
standard of conduct and to comply with the policies
and procedures set forth in this document.  SSB Citi
takes seriously its obligation to monitor the
personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary
action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment.  Any
violation of this policy by a Fund director will be
reported to the Board of Directors of the applicable
Fund, which may impose such sanctions as it deems
appropriate.
IV. Opening and Maintaining Employee Accounts - All
employee brokerage accounts, including spouse
accounts, accounts for which the employee is deemed
to have beneficial ownership, and any other accounts
over which the employee and/or spouse exercise
control, must be maintained either at Salomon Smith
Barney ("SSB") or at Citicorp Investment Services
("CIS").   For spouses or other persons who, by reason
of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this
policy, or in other exceptional circumstances,
employees may submit a written request for an
exemption to the Compliance Department.  If approval
is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department.
In addition, all other provisions of this policy will
apply.
V.  Excluded Accounts and Transactions - The following
types of accounts/transactions need not be maintained
at SSB or CIS, nor are they subject to the other
restrictions of this policy:
1. Accounts at outside mutual funds that hold
only shares of open-end funds purchased
directly from that fund company. Note:
transactions relating to   closed-end funds
are subject to the pre-clearance, blackout
period and other restrictions of this
policy;
2. Estate or trust accounts in which an
employee or related person has a beneficial
interest, but no power to affect investment
decisions.  There must be no communication
between the account(s) and the employee with
regard to investment decisions prior to
execution.  The employee must direct the
trustee/bank to furnish copies of
confirmations and statements to the
Compliance Department;
3. Fully discretionary accounts managed by
either an internal or external registered
investment adviser are permitted and may be
custodied away from SSB and CIS if (i) the
employee receives permission from the
Regional Director of Compliance and the
unit's Chief Investment Officer, and (ii)
there is no communication between the
manager and the employee with regard to
investment decisions prior to execution.
The employee must designate that copies of
trade confirmations and monthly statements
be sent to the Compliance Department;
4. Employees may participate in direct
investment programs which allow the purchase
of securities directly from the issuer
without the intermediation of a
broker/dealer provided that the timing and
size of the purchases are established by a
pre-arranged, regularized schedule (e.g.,
dividend reinvestment plans).  Employees
must pre-clear the transaction at the time
that the dividend reinvestment plan is being
set up.  Employees also must provide
documentation of these arrangements and
direct periodic (monthly or quarterly)
statements to the Compliance Department; and
5. In addition to the foregoing, the following
types of securities are exempted from pre-
clearance, blackout periods, reporting and
short-term trading requirements: open-ended
mutual funds; open-end unit investment
trusts; U.S. Treasury bills, bonds and
notes; mortgage pass-throughs (e.g. Ginnie
Maes) that are direct obligations of the
U.S. government; bankers acceptances; bank
certificates of deposit; commercial paper;
and high quality short-term debt instruments
(meaning any instrument that has a maturity
at issuance of less than 366 days and that
is rated in one of the two highest rating
categories by a nationally recognized
statistical rating organization, such as S&P
or Moody's), including repurchase
agreements.
VI.	Securities Holding Period/Short-Term Trading -
Securities transactions must be for investment
purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent
securities within sixty (60) calendar days,
calculated on a First In, First Out (FIFO) basis
(i.e., the security may be sold on the 61st  day).
Citigroup securities received as part of an
employee's compensation are not subject to the 60-day
holding period.  All profits from short-term trades
are subject to disgorgement.  However, with the prior
written approval of both a Chief Investment Officer
and the Regional Director of Compliance, and only in
rare and/or unusual circumstances, an employee may
execute a short-term trade that results in a
significant loss or in break-even status.
VII.	Pre-Clearance - All SSB Citi employees must pre-clear
all personal securities transactions (see Section V
for a listing of accounts, transactions and
securities that do not require pre-clearance). A copy
of the pre-clearance form is attached as Exhibit B.
In addition, employees are prohibited from engaging
in more than twenty (20) transactions in any calendar
month, except with prior written approval from their
Chief Investment Officer, or designee.  A transaction
must not be executed until the employee has received
the necessary approval.  Pre-clearance is valid only
on the day it is given.  If a transaction is not
executed on the day pre-clearance is granted, it is
required that pre-clearance be sought again on a
subsequent day (i.e., open orders, such as limit
orders, good until cancelled orders and stop-loss
orders, must be pre-cleared each day until the
transaction is effected).  In connection with
obtaining approval for any personal securities
transaction, employees must describe in detail any
factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be
unwound at the employee's expense, and the employee
will be required to absorb any resulting loss and to
disgorge any resulting profit.
In addition to the foregoing, the CGAM NA Director of
Global Equity Research, or his designate, must
approve all personal securities transactions for
members of the CGAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section.  Pre-approval by the Director of
Research, or his designate, is in addition to and
does not replace the requirement for the pre-
clearance of all personal securities transactions.
VIII.	Blackout Periods - No Covered Person shall purchase
or sell, directly or indirectly, any security in
which he/she has, or by reason of the transaction
acquires, any direct or indirect beneficial ownership
if he/she has knowledge at the time of such
transaction that the security is being purchased or
sold, or is being considered for purchase or sale, by
a managed fund or client account or in the case of a
Fund director, by the director's Fund. In addition,
the following Blackout Periods apply to the
categories of SSB Citi employees listed below:
1. Portfolio Managers and Portfolio Manager
Assistants - may not buy or sell any securities
for personal accounts seven (7) calendar days
before or after managed funds or client accounts
he/she manages trade in that security.
2. Traders and Trader Assistants - may not buy or
sell any securities for personal accounts three
(3) calendar days before or seven (7) calendar
days after managed funds or client accounts
he/she executes trades for trade in that
security.
3. Research Analysts and Research Assistants - may
not buy or sell any securities for personal
accounts: seven (7) calendar days before or
after the issuance of or a change in any
recommendation; or seven (7) calendar days
before or after any managed fund or client
account about which the employee is likely to
have trading or portfolio information (as
determined by the Compliance Department) trades
in that security.
4. Advisory Personnel (see Section II for details)
- may not buy or sell any securities for
personal accounts on the same day that a managed
fund or client account about which the employee
is likely to have trading or portfolio
information (as determined by the Compliance
Department) trades in that security.
5. Unit Trust Personnel - all employees assigned to
the Unit Trust Department are prohibited from
transacting in any security when a SSB Citi-
sponsored Unit Trust portfolio is buying the
same (or a related) security, until seven
business days after the later of the completion
of the accumulation period or the public
announcement of the trust portfolio.  Similarly,
all UIT employees are prohibited from
transacting in any security held in a UIT (or a
related security) seven business days prior to
the liquidation period of the trust.
Employees in the above categories may also be
considered Advisory Personnel for other accounts
about which the employee is likely to have trading
or portfolio information (as determined by the
Compliance Department).
Any violation of the foregoing provisions will
require the employee's trade to be unwound, with
the employee absorbing any resulting loss and
disgorging any resulting profit.  Advisory
personnel are subject to the unwinding of the
trade provision; however, they may not be required
to absorb any resulting loss (at the discretion of
the Compliance Department and the employee's
supervisor).  Please be reminded that, regardless
of the provisions set forth above, all employees
are always prohibited from effecting personal
securities transactions based on material, non-
public information.
Blackout period requirements shall not apply to
any purchase or sale, or series of related
transactions involving the same or related
securities, involving 500 or fewer shares in the
aggregate if the issuer has a market
capitalization (outstanding shares multiplied by
the current price per share) greater than $10
billion and is listed on a U.S. Stock Exchange or
NASDAQ. Note: Pre-clearance is still required.
Under certain circumstances, the Compliance
Department may determine that an employee may not
rely upon this "Large Cap/De Minimis" exemption.
In such a case, the employee will be notified
prior to or at the time the pre-clearance request
is made.
IX.	Prohibited Transactions - The following transactions
by SSB Citi employees are prohibited without the
prior written approval from the Chief Investment
Officer, or designee, and the Regional Compliance
Director:
1. The purchase of private placements; and
2. The acquisition of any securities in an
initial public offering (new issues of
municipal debt securities may be acquired
subject to the other requirements of this
policy (e.g., pre-clearance).)
X.	Transactions in Options and Futures - SSB Citi
employees may buy or sell derivative instruments such
as individual stock options, options and futures on
indexes and options and futures on fixed-income
securities, and may buy or sell physical commodities
and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in
Citigroup securities and the 60-day holding period.
However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for
more than 60 days and the entire position (including
the underlying security) is closed out.
XI.	Prohibited Recommendations - No Covered Person shall
recommend or execute any securities transaction by
any managed fund or client account, or, in the case
of a Fund director, by the director's Fund, without
having disclosed, in writing, to the Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those
securities purchased pursuant to the "Large Cap/De
Minimis" exemption described in Section VIII above.
Prior written approval of such recommendation or
execution also must be received from the Chief
Investment Officer, or designee. The interest in
personal accounts could be in the form of:
1. Any direct or indirect beneficial ownership
of any securities of such issuer;
2. Any contemplated transaction by the person
in such securities;
3. Any position with such issuer or its
affiliates; or
4. Any present or proposed business
relationship between such issuer or its
affiliates and the person or any party in
which such person has a significant
interest.
XII.	Transactions in Citigroup Securities - Unless an SSB
Citi employee is a member of a designated group
subject to more restrictive provisions, or is
otherwise notified to the contrary, the employee may
trade in Citigroup securities without restriction
(other than the pre-clearance and other requirements
of this policy), subject to the limitations set forth
below.
Employees whose jobs are such that they know
about Citigroup's quarterly earnings prior to
release may not engage in any transactions in
Citigroup securities during the "blackout
periods" beginning on the first day of a
calendar quarter and ending on the second
business day following the release of earnings
for the prior quarter.  Members of the SSB Citi
Executive Committee and certain other senior
SSB Citi employees are subject to these
blackout periods.
Stock option exercises are permitted during a
blackout period (but the simultaneous exercise
of an option and sale of the underlying stock
is prohibited).  With regard to exchange traded
options, no transactions in Citigroup options
are permitted except to close or roll an option
position that expires during a blackout period.
Charitable contributions of Citigroup
securities may be made during the blackout
period, but an individual's private foundation
may not sell donated Citigroup common stock
during the blackout period.  "Good until
cancelled" orders on Citigroup stock must be
cancelled before entering a blackout period and
no such orders may be entered during a blackout
period.
No employee may engage at any time in any
personal transactions in Citigroup securities
while in possession of material non-public
information.  Investments in Citigroup
securities must be made with a long-term
orientation rather than for speculation or for
the generation of short-term trading profits.
In addition, please note that employees may not
engage in the following transactions:
? Short sales of Citigroup securities;
? Purchases or sales of options ("puts" or
"calls") on Citigroup securities, except
writing a covered call at a time when the
securities could have been sold under this
policy;
? Purchases or sales of futures on Citigroup
securities; or
? Any transactions relating to Citigroup
securities that might reasonably appear
speculative.
The number of Citigroup shares an employee is
entitled to in the Citigroup Stock Purchase
Plan is not treated as a long stock position
until such time as the employee has given
instructions to purchase the shares of
Citigroup.  Thus, employees are not permitted
to use options to hedge their financial
interest in the Citigroup Stock Purchase Plan.
Contributions into the firm's 401(k) Plan are
not subject to the restrictions and
prohibitions described in this policy.
XIII.	Acknowledgement and Reporting Requirements - SSB Citi
Employees - All new SSB Citi employees must certify
that they have received a copy of this policy, and
have read and understood its provisions.  In
addition, all SSB Citi employees must:
1. Acknowledge receipt of the policy and any
modifications thereof, in writing (see
Exhibit C for the form of Acknowledgement);
2. Within 10 days of becoming an SSB Citi
employee, disclose in writing all
information with respect to all securities
beneficially owned and any existing personal
brokerage relationships (employees must also
disclose any new brokerage relationships
whenever established).  Such information
should be provided on the form attached as
Exhibit D;
3. Direct their brokers to supply, on a timely
basis, duplicate copies of confirmations of
all personal securities transactions (Note:
this requirement may be satisfied through
the transmission of automated feeds);
4. Within 10 days after the end of each
calendar quarter, provide information
relating to securities transactions executed
during the previous quarter for all
securities accounts (Note:  this requirement
may be satisfied through the transmission of
automated feeds);
5. Submit an annual holdings report containing
similar information that must be current as
of a date no more than 30 days before the
report is submitted, and confirm at least
annually all brokerage relationships and any
and all outside business affiliations
(Note: this requirement may be satisfied
through the transmission of automated feeds
or the regular receipt of monthly brokerage
statements); and
6. Certify on an annual basis that he/she has
read and understood the policy, complied
with the requirements of the policy and that
he/she has pre-cleared and disclosed or
reported all personal securities
transactions and securities accounts
required to be disclosed or reported
pursuant to the requirements of the policy.
Fund Directors - Fund Directors shall deliver the
information required by Items 1 through 6 of the
immediately preceding paragraph, except that a Fund
director who is not an "interested person" of the
Fund within the meaning of Section 2(a)(19) of the
Investment Company Act of 1940, and who would be
required to make reports solely by reason of being a
Fund Director, is not required to make the initial
and annual holdings reports required by Items 2 and
5.  Also, a "non-interested" Fund Director need not
supply duplicate copies of confirmations of personal securities transactions required by Item 3, and need only make the quarterly transactions reports required
by Item 4 as to any security if at the time of a
transaction by the Director in that security, he/she
knew or in the ordinary course of fulfilling his/her
official duties as a Fund Director should have known
that, during the 15-day period immediately preceding
or following the date of that transaction, that
security is or was purchased or sold by that
Director's Fund or was being considered for purchase
or sale by that Director's Fund.
Disclaimer of Beneficial Ownership - The reports
described in Items 4 and 5 above may contain a
statement that the reports shall not be construed as
an admission by the person making the reports that
he/she has any direct or indirect beneficial
ownership in the securities to which the reports
relate.
XIV.	Handling of Disgorged Profits - Any amounts that are
paid/disgorged by an employee under this policy shall
be donated by SSB Citi to one or more charities.
Amounts donated may be aggregated by SSB Citi and
paid to such charity or charities at the end of each
year.
XV.	Confidentiality - All information obtained from any
Covered Person pursuant to this policy shall be kept
in strict confidence, except that such information
will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this
policy.
XVI.	Other Laws, Rules and Statements of Policy - Nothing
contained in this policy shall be interpreted as
relieving any person subject to the policy from
acting in accordance with the provision of any
applicable law, rule or regulation or, in the case of
SSB Citi employees, any statement of policy or
procedure governing the conduct of such person
adopted by Citigroup, its affiliates and
subsidiaries.
XVII.	Retention of Records - All records relating to
personal securities transactions hereunder and other
records meeting the requirements of applicable law,
including a copy of this policy and any other
policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the
1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.
XVIII.	Monitoring - SSB Citi takes seriously its
obligation to monitor the personal investment
activities of its employees and to review the
periodic reports of all Covered Persons.  Employee
personal investment transaction activity will be
monitored by the Compliance Department.  All noted
deviations from the policy requirements will be
referred back to the employee for follow-up and
resolution (with a copy to be supplied to the
employee's supervisor). Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-
up as contemplated by Section III hereof.
XIX.	Exceptions to the Policy - Any exceptions to this
policy must have the prior written approval of both
the Chief Investment Officer and the Regional
Director of Compliance.  Any questions about this
policy should be directed to the Compliance
Department.
XX.	Board Review - Fund management and SSB Citi shall
provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a
written report and certification meeting the
requirements of Rule 17j-1 under the 1940 Act.
XXI.	Other Codes of Ethics - To the extent that any
officer of any Fund is not a Covered Person
hereunder, or an investment subadviser of or
principal underwriter for any Fund and their
respective access persons (as defined in Rule 17j-1)
are not Covered Persons hereunder, those persons must
be covered by separate codes of ethics which are
approved in accordance with applicable law.
XXII.	 Amendments - SSB Citi Employees - Unless otherwise
noted herein, this policy shall become effective as to all SSB Citi employees on March 30, 2000. This policy may be amended as to SSB Citi employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.
	Fund Directors - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 or at such earlier date as determined by the Secretary of the Fund.




March 15, 2000


	   EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect
"Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary
Interest in Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

"Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial
Ownership by you of Securities held by a trust:

1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities
Exchange Act of 1934 and the rules and regulations thereunder

   SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
	EXHIBIT B	 EMPLOYEE TRADE PRE-APPROVAL
FORM
(PAGE 1)
Instructions:
All employees are required to submit this form to the Compliance Department prior to placing a trade. The
Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.
I. Employee Information
Employee Name:
Phone Number:
Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

II. Security Information
IPO
?
Yes
? No
Private Placement
?   Yes
? No

Security Name
Security
Type-e.g.,
common stock,
etc.
Tick
er
Buy/Se
ll
If Sale, Date
First Acquired1
No.
Shares/U
nits
Large Cap
Stock?2





















III. Your position with the Firm:
(Please check one of the
following)
? Portfolio Manager / Portfolio Manager
Assistant

? Research Analyst / Research Analyst
Assistant

? Trader / Trader Assistant

? Unit Trust Personnel

? Other (Advisory Personnel)


NOTE:
?  All Portfolio Managers must complete the reverse side of this form.

? All Research Analysts and Research Analyst Assistants located in Connecticut must provide an additional form signed by Rama Krishna or one of his designees.
IV. Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB Citi).
I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual
Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature				    				Date


For Use By the Compliance Department

Are Securities
Restricted?

? Ye
s
? No

Pre-approval
Granted?

? Yes
? No
Reason not
granted:

Compliance Department Signature:

Date:

Time:
1. All securities sold must have been held for at least 60 days.
2. For purposes of SSB Citi's personal trading policies, a Large Cap Exemption applies to transactions involving
500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1. Have your client accounts purchased or sold the
securities (or related securities) in the past seven
calendar days?					Yes   ?
No   ?

2. Do you intend to purchase or sell the securities (or
related securities) for any client accounts in the next
seven calendar days?			Yes   ?            No
?

3. Do any of your client accounts currently own the
securities (or related securities)?  Yes   ?    No   ?

3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:




4. Have you, in the past 7 calendar days, considered
purchasing the securities (or related securities) for
your client accounts?	Yes   ?	 No   ?

4a.	If yes, and you are purchasing securities for your
personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:




4b.	If no, and you are purchasing securities for your
personal account, please explain why the purchase of the securities has not been considered for your client accounts:




Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB Citi).
I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual
Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.




Signature							Date

For Use By the Compliance Department

Are Securities
Restricted?

? Ye
s
? No

Pre-approval
Granted?

? Yes
? No
Reason not
granted:

Compliance Department Signature:

Date:

Time:

     PERSONAL INVESTMENT POLICY
	 EXHIBIT C
FOR
SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES

ACKNOWLEDGMENT


 I acknowledge that I have received and read the Personal Investment Policy for SSB Citi Asset
Management Group - North America and Certain
Registered Investment Companies dated March 15, 2000.
I understand the provisions of the Personal
Investment Policy as described therein and agree to abide by them.


Employee Name (Print):
Signature:
Date:

Social Security
Number:

Date of Hire:


Job Function &
Title:

Supervisor:

Location:
Floor and/or
Zone:

Telephone
Number:









NASD Registered Employee (Please check
one)
? Yes
? No
If registered, list Registration \ License:




This Acknowledgment form must be completed and returned no later than March 30, 2000 to the Compliance Department - Attention: Vera Sanducci-
Dendy, 388 Greenwich Street, 23rd Floor, New York, NY
10013.



 EXHIBIT D
SSB Citi Asset Management Group - North America Personal
Investment Policy
Financial Services Firm Disclosure and Initial Report of
Securities Holdings
This report must be signed, dated and returned within 10
days of employment to the Compliance Department -
Attention: Vera Sanducci-Dendy, 388 Greenwich Street, 23rd
Floor
Employee Name: ____________________________	Date of
Employment: _____________________

Brokerage Accounts:
? I do not have a beneficial interest in any account(s) with any financial services firm.
? I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

   Name of Financial Service(s) Firm and Address
	   Account Title			  Account Number









Securities Holdings:
Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:
? You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.
? Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).

Title of
Security
Ticker
Symbol
# of
Shares
Principal
Amt.
Held
Since
Financial
Services Firm


















? 	I have no securities holdings to report.
I certify that I have received the SSB Citi - North
America Personal Investment Policy and have read it and
understood its contents.  I further certify that the above
represents a complete and accurate description of my
brokerage account(s) and securities holdings as of my date
of employment.
Signature: _________________________________________	Date
of Signature: _________________
  	The investment advisory entities of SSB Citi covered by this policy include: Salomon Brothers Asset Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management Division of Salomon Smith Barney Inc.; Travelers Investment Management Company; and the
Citibank Global Asset Management Division of
Citibank, N.A. and Citicorp Trust, N.A.-California.
  This requirement will become effective as to all employees on a date to be determined by the Compliance Department and may be subject to a phase-in implementation process.